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                               AMENDMENT NO. 1 TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amendment No. 1 (this "AMENDMENT"), dated as of as of October 27, 2003, to the Amended And Restated Stockholders Agreement, dated as of July 10, 1998, by and among Candlewood Hotel Company, Inc., a Delaware corporation (the "COMPANY"), Doubletree Corporation, a Delaware corporation, the Warren D. Fix Family Partnership, L.P., Jack P. DeBoer and the other entities set forth on the signature pages thereto (the "STOCKHOLDERS AGREEMENT"). In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt of which is hereby confirmed by the parties hereto, the parties to this Amendment hereby agree to amend the Stockholders Agreement, in accordance with Section 4.4 of the Stockholders Agreement, as follows:

         1. Board Nominations. Section 2.1 of the Stockholders Agreement is hereby deleted and replaced in its entirety with the following:

                  "2.1 Board Nominations. The Board of the Company shall be composed of five (5) members. With respect to such five (5) members, the Company and the Holders have agreed (i) that the Series A Purchaser Group shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board two (2) nominees for election to the Board, (ii) that the Series B Purchaser Group shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board one (1) nominee for election to the Board, and (iii) that the Doubletree Holders together with the DeBoer/Fix Holders shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board two (2) nominees for election to the Board (one (1) of whom shall be an independent director). Immediately upon the closing of the Transactions (as defined in Section 2 below), the Board of the Company shall be reduced to five
         (5) members and to the extent that any Holders wish to appoint or replace any of their designees to the Board, as permitted under this
         Section 2.1, at such time, the Board shall immediately designate any such designees and replacements."

         2. Effectiveness. This Amendment shall not take effect unless and until (i) the transactions contemplated by the Asset Purchase and Sale Agreement, dated as of October 27, 2003, by and among the Company, Candlewood Hotel Company LLC, a Delaware limited liability company and Six Continents Hotels, Inc., a Delaware corporation and (ii) the transactions contemplated by the Purchase and Sale Agreement, dated as of October 27, 2003, by and among the Company and certain of its affiliates, JPD Corporation, a Kansas corporation and Hospitality Properties Trust, a Maryland real estate investment trust, (collectively, the "TRANSACTIONS") have closed, and shall thereupon become effective immediately upon closing without any further action required by any party. If the Transactions do not close, this Amendment shall be of no force or effect.

         3. Further Assurances. The Company and each of the parties hereto agree to take all action and to execute, deliver and file, or cause to be executed, delivered and filed, any and all documents, instruments and filings necessary to give effect to this Amendment, including

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causing the Company to adopt all necessary or desirable amendments to the
By-laws of the Company.

         4. Other Terms Not Modified or Amended. This Amendment shall not constitute an amendment or waiver of any other provision of the Stockholders Agreement not expressly referred to herein. Except as expressly set forth herein, the terms and conditions of the Stockholders Agreement remain in full force and effect without modification or amendment.

         5. Governing Law. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE ENTIRELY PERFORMED WITHIN SUCH STATE.

         6. Counterparts. This Amendment may be executed simultaneously in two or more separate counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

                         SIGNATURES FOLLOW ON NEXT PAGE.

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         IN WITNESS WHEREOF, the parties set forth below have signed this
Amendment as of the date first hereinabove written.

                                      CANDLEWOOD HOTEL COMPANY, INC.

                                      By: /s/ Jack P. DeBoer
                                          --------------------------------------
                                          Name:  Jack P. DeBoer
                                          Title: Chief Executive Officer

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                                      WARREN D. FIX FAMILY
                                      PARTNERSHIP, L.P.

                                      By: /s/ Warren D. Fix
                                          --------------------------------------
                                          Name:  Warren D. Fix
                                          Title: General Partner

                                      /s/ Warren D. Fix
                                      ------------------------------------------
                                      Name: Warren D. Fix

                                      JACK P. DeBOER, for himself and on behalf of the ALEXANDER DeBOER TRUST
                                      DATED MARCH 14, 1994 and the
                                      CHRISTOPHER SCOTT DeBOER TRUST
                                      DATED MARCH 14, 1995

                                      /s/ Jack P. DeBoer
                                      ------------------------------------------
                                      Name: Jack P. DeBoer

                                      OLYMPUS GROWTH FUND II, L.P.

                                      By: OGP II, L.P., its General Partner
                                          By:  RSM, L.L.C., its General Partner

                                          By: /s/ Robert Morris
                                              ----------------------------------
                                              Name:  Robert Morris
                                              Title: General Partner

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                                      OLYMPUS EXECUTIVE FUND, L.P.

                                      By: OEF, L.P., its General Partner
                                          By: RSM, L.L.C., its General Partner

                                          By: /s/ Robert Morris
                                              ----------------------------------
                                              Name:  Robert Morris
                                              Title: General Partner

                                      JPMORGAN CHASE BANK, FORMERLY
                                      KNOWN AS MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK, AS TRUSTEE OF
                                      THE COMMINGLED PENSION TRUST FUND
                                      (MULTI-MARKET SPECIAL INVESTMENT
                                      FUND II) OF JPMORGAN CHASE BANK

                                      By: /s/ Joan Huggins
                                          --------------------------------------
                                           Name:  Joan Huggins
                                           Title: Vice President

                                      JPMORGAN CHASE BANK, FORMERLY
                                      KNOWN AS MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK, AS TRUSTEE OF
                                      THE MULTI-MARKET SPECIAL INVESTMENT
                                      TRUST FUND OF JPMORGAN CHASE BANK

                                      By: /s/ Joan Huggins
                                          --------------------------------------
                                           Name:  Joan Huggins
                                           Title: Vice President

                                      JPMORGAN CHASE BANK, FORMERLY
                                      KNOWN AS MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK, AS INVESTMENT
                                      MANAGER AND AGENT FOR THE ALFRED P.
                                      SLOAN FOUNDATION (MULTI-MARKET
                                      ACCOUNT)

                                      By: /s/ Joan Huggins
                                          --------------------------------------
                                          Name:  Joan Huggins
                                          Title: Vice President

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                                      J.P. MORGAN PARTNERS (SBIC), LLC,
                                      FORMERLY KNOWN AS CHASE VENTURE
                                      CAPITAL ASSOCIATES, L.P.

                                      By: /s/ Joan Huggins
                                          --------------------------------------
                                          Name:  Joan Huggins
                                          Title: Vice President

                                      PRIVATE EQUITY INVESTORS III, L.P.

                                      By: Rohit M. Desai Associates III, LLC
                                          General Partner

                                          By: /s/ Frank J. Pados
                                              ----------------------------------
                                              Name:  Frank J. Pados
                                              Title: Attorney in Fact

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                                      EQUITY-LINKED INVESTORS-II

                                      By: Rohit Desai Associates-II
                                          General Partner

                                          By: /s/ Frank J. Pados
                                              ----------------------------------
                                              Name:  Frank J. Pados
                                              Title: Attorney in Fact

                                      DELAWARE STATE EMPLOYEES'
                                      RETIREMENT FUNDS

                                      By: Pecks Management Partners Ltd.,
                                          its Investment Advisor

                                          By: /s/ Robert Cresci
                                              ----------------------------------
                                              Name:  Robert Cresci
                                              Title: Managing Director

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                                      DECLARATION OF TRUST FOR THE
                                      DEFINED BENEFIT PLAN OF ZENECA
                                      HOLDINGS INC.

                                      By: Pecks Management Partners Ltd.,
                                          its Investment Advisor

                                          By: /s/ Robert Cresci
                                              ----------------------------------
                                              Name:  Robert Cresci
                                              Title: Managing Director

                                      DECLARATION OF TRUST FOR THE
                                      DEFINED BENEFIT PLAN OF ICI
                                      AMERICAN HOLDINGS INC.

                                      By: Pecks Management Partners Ltd.,
                                          its Investment Advisor

                                          By: /s/ Robert Cresci
                                              ----------------------------------
                                              Name:  Robert Cresci
                                              Title: Managing Director

                                      J.W. McCONNELL FAMILY TRUST

                                      By: Pecks Management Partners Ltd.,
                                          its Investment Advisor

                                          By: /s/ Robert Cresci
                                              ----------------------------------
                                              Name:  Robert Cresci
                                              Title: Managing Director

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                                      MONY LIFE INSURANCE COMPANY

                                      By: J. Romeo & Co. as nominee
                                          for MONY Life Insurance Company

                                      By: /s/ Raymond Duffy
                                          --------------------------------------
                                          Name:  Raymond Duffy
                                          Title: A Partner